Execution Version
AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
This AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Agreement”) is made as of April 21, 2022 by and among:

(i)	loanDepot, Inc., a Delaware corporation (the “Company”);
(ii)
Parthenon Investors III, L.P., PCap Associates, Parthenon Capital Partners Fund, L.P., Parthenon Investors IV, L.P., Parthenon Capital Partners Fund II, L.P. and PCP Managers, L.P. (collectively, together with their Permitted Transferees, the` “Parthenon Stockholders”);

(iii)
The JLSSAA Trust, established September 4, 2014, JLSA, LLC, Trilogy Mortgage Holdings, Inc., Trilogy Management Investors Six, LLC, Trilogy Management Investors Seven, LLC and Trilogy Management Investors Eight, LLC (collectively, together with their Permitted Transferees, the “Hsieh Stockholders” and, together with the Parthenon Stockholders, the “Stockholders”).

RECITALS
A.WHEREAS, the Company previously completed an underwritten initial public offering of shares of its Class A common stock, par value $0.001 per share (“Class A Common Stock”), registered on Form S-1 under the Securities Act (the “IPO”);
B.WHEREAS, in connection with the IPO:
(i)The parties to that certain Third Amended and Restated Limited Liability Company Agreement of LD Holdings Group, LLC, a Delaware limited liability company (“LD Holdings”), dated as of October 1, 2020 (as amended and/or restated from time to time, the “Holdings LLC Agreement”) agreed to amend the Holdings LLC Agreement to, among other things, modify its capital structure by replacing the different classes of interests with a single new class of units (the “Holdco Units”);
(ii)The Company issued to the Continuing LLC Members (as defined below) a number of shares of the Company’s Class B common stock, par value $0.001 per share (“Class B Common Stock”) or Class C common stock, par value $0.001 per share (“Class C Common Stock”) equal to the number of Holdco Units held by such Continuing LLC Members, as applicable;
(iii)The Company and LD Investment Holdings, Inc., a Delaware corporation (“Parthenon Blocker”), undertook a series of transactions pursuant to which Parthenon Blocker merged into the Company, with the Company remaining as the surviving corporation (the “Merger”) and, as a result of such Merger, the Parthenon Stockholders exchanged all of the equity interests of Parthenon Blocker in return for shares of Class D common stock, par value $0.001 per share, of the Company (“Class D Common Stock”);
(iv)The Company and the Stockholders entered into that certain Stockholders Agreement, dated as of February 16, 2021 (the “Prior Agreement”), pursuant to which the Stockholders were granted certain rights following the Company’s IPO;
C.WHEREAS, the Prior Agreement may be amended by an agreement in writing signed by the Hsieh Stockholders and the Parthenon Stockholders.
D.WHEREAS, the Hsieh Stockholders and the Parthenon Stockholders wish to amend the Agreement as hereinafter provided.
NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	EFFECTIVENESS; DEFINITIONS.
1.1 Definitions. Certain capitalized terms used in this Agreement shall have the respective meanings set forth in Section 5.2 hereof.

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1.2 Amendment of Prior Agreement. The Prior Agreement is hereby amended and superseded in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company and the parties required for an amendment pursuant to Section 4.1 of the Prior Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety by the provisions hereof and shall have no further force or effect.

2.	BOARD REPRESENTATION.
2.1 Right to Designate. From and after the date hereof, (a) the Parthenon Stockholders shall be entitled to designate two (2) persons for election to the Board and (b) the Hsieh Stockholders shall be entitled to designate two (2) persons for election to the Board; provided, that from and after the date in which the Parthenon Stockholders are, pursuant to Section 2.10, entitled to designate one (1) person or less for election to the Board, the Hsieh Stockholders shall also be entitled to designate an additional person for election to the Board, provided (x) such person is independent under the applicable rules of the U.S. securities exchange on which the Class A Common Stock is listed and (y) the Hsieh Stockholders collectively Beneficially Own Common Stock representing at least 25% of the total voting power of the then outstanding Common Stock (each such designated person, a “Nominee”).
2.2 Classification; Designees of the Parthenon Stockholders and Hsieh Stockholders. From and after the date hereof, the Company, and, if applicable, the Stockholders shall take all Necessary Action, to cause the total number of directors constituting the Board to be fixed at eight (8) members, initially consisting of (a) the Nominees of the Parthenon Stockholders, who are initially Brian P. Golson (Class III) and Andrew C. Dodson (Class II), (b) the Nominees of the Hsieh Stockholders, who shall initially be Anthony Hsieh (Class III) and John Lee (Class I), (c) the Company’s Chief Executive Officer, who as of the date of this Agreement is Frank Martell (Class I), and (d) John C. Dorman (Class III), Dawn Lepore (Class I), and Pamela Hughes Patenaude (Class II). There shall initially be no vacancies. On the date hereof, the Company shall accept the voluntary irrevocable resignation letter executed by Mike Linton (Class I) and John Lee (Class I) shall be appointed to the Board as a Class I director to fill the vacancy created by Mr. Linton’s resignation and be appointed to the Governance and Nominating Committee and Compensation Committee in accordance with Section 2.9(a) of this Agreement. The Parthenon Stockholders shall not be obligated to designate all (or any) of the directors they are entitled to designate pursuant to this Agreement, but the failure to do so shall not constitute a waiver of its rights hereunder. The Hsieh Stockholders shall not be obligated to designate all (or any) of the directors they are entitled to designate pursuant to this Agreement, but the failure to do so shall not constitute a waiver of his or its rights hereunder. Without limiting their other rights and obligations under this Agreement, the Stockholders agree to vote their shares FOR the three Class 1 Directors named above at the Company’s 2022 Annual Meeting of Stockholders.
2.3 Subsequent Nomination of Persons Designated by the Parthenon Stockholders or Hsieh Stockholders. The Company’s Governance and Nominating Committee shall recommend to the Board that any Nominee be nominated and recommended by the Board to stockholders for election as a director of the Company at each meeting of stockholders at which directors of the class in which such Nominee was or is to be placed are to be elected, and the Board shall recommend any such Nominee to the stockholders for election as a director of the Company at each meeting of stockholders at which directors of the class in which such person was or is to be placed are to be elected. The Company shall use its best efforts to cause the election of each such Nominee designated by the Parthenon Stockholders or Hsieh Stockholders, as applicable, including by including each such Nominee in the proxy statement prepared by the Company in connection with soliciting proxies for every meeting of stockholders in which the election of such Nominee’s class of directors is to take place, and at every postponement or adjournment thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of such Nominee’s class of directors. For so long as each Stockholder party hereto Beneficially Owns (directly or indirectly) any shares of Common Stock, such Stockholder hereby agrees to take all Necessary Action to cause the election of such Nominee to the Board (any such Nominee so elected to the Board, a “Designated Director”).

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2.4 Replacement of Directors Designated by the Parthenon Stockholders or Hsieh Stockholders. Each Designated Director (and, for the avoidance of doubt, each other director of the Company) may be removed only for cause. In the event that any Designated Director shall cease to serve as a director of the Company for any reason, any vacancy resulting therefrom shall be filled by the directors then in office in accordance with the Certificate of Incorporation of the Company; provided that the parties who originally designated such Designated Director shall be entitled to propose to the Board the person who shall fill such Board seat and, provided such person is qualified to serve in such capacity, as determined by the Board in its reasonable discretion, the Stockholders shall take all Necessary Action to cause such Board seat to be filled by such person.
2.5 Voting Agreement. Each Stockholder agrees (i) to take all Necessary Action reasonably available within its power, including casting all votes to which such Stockholder is entitled in respect of the Common Stock Beneficially Owned by such Stockholder, whether at any annual or special meeting of the Company’s stockholders, by written consent or otherwise, so as to effect the intent of this Section 2 and (ii) not to grant, or enter into a binding agreement with respect to, any proxy to any Person in respect of such Common Stock that would prohibit such Stockholder from casting such votes in accordance with the preceding clause (i).
2.6 Subsidiary Boards. The composition of the board of directors or board of managers, if and as applicable, of each of the Company’s subsidiaries shall be the same as that of the Board unless the Parthenon Stockholders and the Hsieh Stockholders otherwise agree or as may be required by law.
2.7 Expenses; Insurance. The Company shall reimburse each Designated Director for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and any committees thereof, including travel, lodging and meal expenses. The Company shall obtain customary director and officer liability insurance on commercially reasonable terms. The Company shall provide each Designated Director with exculpation, indemnification and advancement of expenses that are not less favorable to any such Designated Director than those it provides to any other non-employee directors serving on the Board.
2.8 Chairman of the Board and Lead Independent Director. For so long as the Hsieh Stockholders have the right to designate at least one (1) director for nomination under this Agreement, the Company and the Stockholders will take all Necessary Action to ensure that Anthony Hsieh shall be the Chairman of the Board of the Company and a Class III director. Until such time that the Hsieh Stockholders cease to be a party to this Agreement, the Company shall not appoint a lead director or lead independent director during the term of this Agreement, without the prior written approval of the Hsieh Stockholders.
2.9 Committee Participation. Subject to applicable laws and stock exchange regulations,

(a)	for so long as the Hsieh Stockholders have the right to designate at least one (1) director for nomination under this Agreement, the Hsieh Stockholders shall have a representative (i) on the Compensation Committee, provided that such representative shall not be Anthony Hsieh, a director serving as the Chairman of the Board or the Chief Executive Officer of the Company, and (ii) on the Governance and Nomination Committee, provided that such representative shall not be Anthony Hsieh, a director serving as the Chairman of the Board or the Chief Executive Officer of the Company and, for the avoidance of doubt, that a majority of the directors on such committee shall be independent under the applicable rules of the U.S. securities exchange on which the Class A Common Stock is listed; and
(b)	for so long as the Parthenon Stockholders have the right to designate at least one (1) director for nomination under this Agreement, the Parthenon Stockholders shall have the right to have a representative on any mergers and acquisition, capital markets or similar committee (if any).
2.10 Termination of the Parthenon Stockholders’ and Hsieh Stockholders’ Right to Designate Directors.

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(a)	At such time as the Parthenon Stockholders cease to collectively Beneficially Own (i) Common Stock representing at least 15% of the total voting power of the then outstanding Common Stock, the Parthenon Stockholders shall only be entitled to designate one (1) person for election to the Board and (ii) Common Stock representing at least 5% of the total voting power of the then outstanding Common Stock, the Parthenon Stockholders shall not be entitled to designate any persons for election to the Board.
(b)	At such time as the Hsieh Stockholders cease to collectively Beneficially Own Common Stock representing at least 5% of the total voting power of the then outstanding Common Stock, the Hsieh Stockholders shall not be entitled to designate any persons for election to the Board.
2.11 Controlled Company. For so long as the Stockholders collectively Beneficially Own Common Stock representing a majority of the total voting power, the Company shall take all Necessary Action to avail itself of all available “controlled company” exceptions to the corporate governance listing standards of any U.S. securities exchange on which shares of Class A Common Stock are listed, unless waived in writing by the Stockholders.
2.12 New Securities Participation Rights. Until such time that the Hsieh Stockholders cease to be a party to this Agreement, subject to the terms and conditions of this Section 2.12 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Hsieh Stockholders shall have a right to purchase or otherwise acquire, at the price and on the terms of the New Securities, up to that portion of such New Securities which maintains the Hsieh Stockholders’ total combined voting power of the then outstanding Common Stock of the Company, whether held directly or indirectly through holding then outstanding Holdco Units of LD Holdings immediately prior to the issuance of such New Securities. The Company shall give written notice to the Hsieh Stockholders prior to the issuance of the New Securities, but no later than five business days following the Board approval of such issuance (the “Offer Notice”). The Offer Notice shall, if applicable, be accompanied by a written offer from any prospective purchaser seeking to purchase New Securities, and shall set forth the material terms and conditions of the proposed issuance in reasonable detail to the extent known at the time of such Offer Notice, including (i) the number and description of New Securities that is proposed to be issued or sold and the percentage of the Company’s outstanding Equity Securities such issuance would represent, (ii) the number of such New Securities that the Hsieh Stockholders can purchase pursuant to this Section 2.12, (iii) the proposed issuance date, which shall be at least five business days from the date the Offer Notice is effective pursuant to Section 6.2, (iv) the proposed purchase price per share and (v) such other information as the Hsieh Stockholders may reasonably request in order to evaluate the proposed issuance. The Hsieh Stockholders shall have four business days from the effectiveness of the Offer Notice pursuant to Section 6.2 to elect to purchase up to the number of New Securities that would, if purchased by such Hsieh Stockholders, maintains the Hsieh Stockholders’ total combined voting power of the then outstanding Common Stock immediately prior to the issuance of such New Securities at the price set forth in the Offer Notice by delivering a written notice to the Company. Unless otherwise agreed to by the Company and the Hsieh Stockholder participating in the purchase of such New Securities, the closing of any purchase by any Hsieh Stockholder shall be consummated concurrently with the consummation of the issuance or sale described in the Offer Notice; provided, however, that the closing of any purchase by any Hsieh Stockholder may be extended beyond the closing of the transaction in the Offer Notice to the extent necessary to (i) obtain required governmental approvals and other required third party approvals or consents (and the Company, the Hsieh Stockholders and the Parthenon Stockholders shall use their respective best efforts to obtain such approvals). The participation rights described in this Section 2.12 shall not be applicable to Exempted Securities. The Hsieh Stockholders shall be entitled to apportion the participation rights hereby granted to them in such proportions among the Hsieh Stockholders as they deem appropriate. The election by the Hsieh Stockholders not to exercise its rights under this Section 2.12 in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance. Any sale of such securities by the Company without first giving the Hsieh Stockholders the rights described in this Section 2.12 shall be void and of no force and effect. Upon the

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issuance of any New Securities in accordance with this Section 2.12, the Company shall deliver to the applicable Hsieh Stockholder certificates (or other evidence) evidencing the New Securities, which New Securities shall be issued free and clear of any liens, and the Company shall so represent and warrant to the purchasers thereof, and further represent and warrant to such purchasers that such New Securities shall be, upon issuance thereof to the applicable Hsieh Stockholder and after payment therefor, duly authorized, validly issued, fully paid and non-assessable. The applicable Hsieh Stockholder shall deliver to the Company the purchase price for the New Securities purchased by it by certified or bank check or wire transfer of immediately available funds.

3.	REPRESENTATIONS AND WARRANTIES.
3.1 Representations and Warranties. Each Stockholder represents and warrants that (a) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and (b) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with, or violates any provision of this Agreement.

4.	AMENDMENT, TERMINATION, ETC.
4.1 Written Modifications. This Agreement may not be orally amended or modified and no oral waiver of any of its terms shall be effective. This Agreement may be amended or modified and the provisions hereof may be waived, only by an agreement in writing signed by the Hsieh Stockholders and the Parthenon Stockholders. Each such amendment, modification or waiver shall be binding upon each party hereto. Until such time that the Hsieh Stockholders cease to be a party to this Agreement, the Company shall not take any actions which adversely affect the Hsieh Stockholders’ rights under this Agreement, or the Hsieh Stockholders’ voting or other rights as a stockholder, without the prior written approval of the Hsieh Stockholders, not to be unreasonably withheld.
4.2 Termination. This Agreement will terminate on the earlier to occur of (a) the Parthenon Stockholders and the Hsieh Stockholders jointly electing, by giving written notice of withdrawal to the Company and (b) delivery to the Company by the Hsieh Stockholders (or the Parthenon Stockholders, as applicable) of a written notice of withdrawal following the date on which the Parthenon Stockholders (or the Hsieh Stockholders, as applicable) no longer have the right to designate an individual for nomination to the Board (at which time, for the avoidance of doubt the Parthenon Stockholders (or the Hsieh Stockholders, as applicable) shall cease to be a party to this Agreement and shall no longer be subject to the obligations of this Agreement or have rights under this Agreement). From the date of delivery of any such withdrawal notice, the Parthenon Stockholders and/or the Hsieh Stockholders, as applicable, shall cease to be a party to this Agreement and shall no longer be subject to the obligations of this Agreement or have rights under this Agreement.
4.3 Effect of Termination. No termination under this Agreement shall relieve any Person of liability for a material breach hereof prior to such termination.

5.	MATTERS OF CONSTRUCTION; DEFINITIONS.
5.1 Certain Matters of Construction.

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(a)	The words “hereof’, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;
(b)	The word “including” shall mean “including, without limitation”;
(c)	Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined.
(d)	The masculine, feminine and neuter genders shall each include the other; and
(e)	Wherever any particular Section or provision of this Agreement provides for an act (including any approval or consent, including pursuant to Section 4.1 hereof) to be taken by the Parthenon Stockholders or the Hsieh Stockholders, as applicable, such act may be taken if approved by the Parthenon Stockholders or the Hsieh Stockholders, as applicable, that Beneficially Own a majority of the total voting power of the Common Stock that is collectively Beneficially Owned by all Parthenon Stockholders or the Hsieh Stockholders, as applicable.
5.2 Definitions. The following terms shall have the following meanings:
“Agreement” shall have the meaning set forth in the preamble.
“Affiliate” shall mean, respect to any Person, any other Person that controls, is controlled by, or is under common control with, such Person; the term “control” as used in this definition, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and “controlled” and “controlling” shall have meanings correlative to the foregoing.
“Beneficially Own” shall mean that a specified Person has or shares the right, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to vote shares of Capital Stock of the Company, and “Beneficially Owned” and “Beneficial Owner” shall have correlative meanings.
“Board” shall mean the board of directors of the Company.
“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred) and (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of, the issuing Person, including in each case any and all warrants, rights (including conversion and exchange rights) and options to purchase any of the foregoing.
“Class A Common Stock” shall have the meaning set forth in the Recitals.
“Class B Common Stock” shall have the meaning set forth in the Recitals.
“Class C Common Stock” shall have the meaning set forth in the Recitals.
“Class D Common Stock” shall have the meaning set forth in the Recitals.
“Common Stock” shall mean, collectively, the Class A Common Stock, Class B Common Stock, the Class C Common Stock and the Class D Common Stock.

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“Company” shall have the meaning set forth in the preamble.
“Continuing LLC Members” shall mean the members of LD Holdings (excluding Parthenon Blocker) immediately prior to the IPO.
“Designated Director” shall have the meaning set forth in Section 2.3.
“Exempted Securities” shall mean (a) shares of Common Stock issued as a dividend, distribution, stock split, split up or other recapitalization of the Company, (b) shares of Common Stock issued by the Company or LD Holdings upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement, (c) the issuance by the Company or LD Holdings to any existing or prospective employees, officers or directors of any options, including nonqualified stock options and incentive stock options, and other equity incentive compensation, including restricted stock, stock appreciation rights and other awards granted under an equity incentive plan approved by the Board (and the issuance by the Company or LD Holdings to any existing or prospective employees, officers or directors of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock upon the exercise thereof or the settlement of restricted stock or other equity-based compensation under an equity incentive plan approved by the Board, or under equity plans or similar plans of companies acquired by the Company in effect on the date of acquisition and approved by the Board), (d) the issuance of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock in connection with the acquisition of all or substantially all of the business, property or other assets of, or all or substantially all of the equity of, or a business combination, other reorganization or other strategic transaction with, another entity in connection with such transaction by the Company or any of its subsidiaries; provided, however in each case that the intended function of such transaction is not either (i) for capital raising purposes or (ii) to adversely affect the Hsieh Stockholders’ rights under this Agreement, or the Hsieh Stockholders’ voting or other rights as a stockholder, and such transaction is approved by the Board, and (e) the exchange of any Holdco Units of LD Holdings and a corresponding number of shares of Class B Common Stock into or for shares of Stock pursuant to the limited liability company agreement of LD Holdings (or separate agreement governing such exchange).
“Family Group” shall mean, as to any particular Person who is an individual, (i) such individual’s spouse, domestic partner, parent, sibling and descendants (whether natural or adopted) (collectively, for purposes of this definition, “relatives”), (ii) such individual’s executor or personal representative, (iii) any trust, or other entity formed for estate planning purposes, the trustee (or an equivalent thereof) of which is such individual or such individual’s executor or personal representative and which at all times is and remains solely for the benefit of such individual and/or such individual’s relatives, (iv) any corporation, limited partnership, limited liability company or other tax flow-through entity the governing instruments of which provide that such individual or such individual’s executor or personal representative shall have the exclusive, nontransferable power to direct the management and policies of such entity and of which the sole owners of stock, partnership interests, membership interests or any other equity interests are limited to such individual, such individual’s relatives and/or the trusts (or other entities) described in clause (iii) above, and (v) any retirement plan for such individual or such individual’s relatives.
“Holdco Units” shall have the meaning set forth in the Recitals.
“Holdings LLC Agreement” shall have the meaning set forth in the Recitals.
“Hsieh Stockholders” shall have the meaning set forth in the preamble.
“IPO” shall have the meaning set forth in the Recitals.
“LD Holdings” shall have the meaning set forth in the Recitals.
“Merger” shall have the meaning set forth in the Recitals.

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“Necessary Action” shall mean, with respect to a specified result, all actions (to the extent such actions are permitted by applicable law and, in the case of any action by the Company that requires a vote or other action on the part of the Board, to the extent such action is consistent with the fiduciary duties that the Company’s directors have in such capacity) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to shares of Common Stock or other securities entitled to vote with respect to such specified result, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) causing members of the Board (to the extent such members were designated by the Person obligated to undertake the Necessary Action) to act (subject to any applicable fiduciary duties) in a certain manner or causing them to be removed in the event they do not act in such a manner, (iv) executing agreements and instruments and (v) making or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.
“New Securities” shall mean, collectively, equity securities of the Company or LD Holdings, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.
“Nominee” shall have the meaning set forth in Section 2.1.
“Offer Notice” shall have the meaning set forth in Section 2.12.
“Parthenon Blocker” shall have the meaning set forth in the Recitals.
“Parthenon Stockholders” shall have the meaning set forth in the preamble.
“Permitted Transferees” means, with respect to any Stockholder, any of (i) any Parthenon Stockholder or any Affiliate of a Parthenon Stockholder, (ii) any Hsieh Stockholder or any Affiliate of a Hsieh Stockholder or (iii) Anthony Hsieh or any of his Affiliates or member of his Family Group, in each case, provided that prior to any transfer of Common Stock such Person shall have executed and delivered to the Company a Joinder Agreement agreeing to be bound by the terms of this Agreement in the form of Annex A attached hereto.
“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.
“SEC” shall mean the U.S. Securities and Exchange Commission or any successor agency.
“Securities Act” shall mean the Securities Act of 1933, as in effect from time to time.
“Stockholders” shall have the meaning set forth in the preamble.

6.	MISCELLANEOUS.
6.1 Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that (a) to the extent that such party is an individual, such party has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (b) to the extent that such party is an entity, such party has the full limited liability company or other entity power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution and delivery by such party of this Agreement and the consummation by such party of the transactions contemplated hereby have been duly authorized by all necessary limited liability company or other entity action on the part of such party and no other proceedings on the part of such party are necessary to approve this Agreement and to consummate the transactions contemplated hereby, and (c) neither the execution nor the delivery of this Agreement nor the consummation of the transactions

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contemplated hereby will violate any material agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.
6.2 Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally, (b) sent by e-mail, or (c) sent by overnight courier, in each case, addressed as follows:
If to the Company, to:
loanDepot, Inc.
26642 Towne Centre Drive
Foothill Ranch, CA 92610
Attn: General Counsel
Email:
with copies to:
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166-0193
Attn:
Email:
If to a Parthenon Stockholder, to:
Parthenon Capital Partners
Four Embarcadero Center, Suite 3610
San Francisco, CA 94111
Email:
Attention:
with copies to:
Kirkland & Ellis LLP
300 N. LaSalle
Chicago, IL 60654
Email:
Attention:
If to a Hsieh Stockholder, to:

Email:

with copies to:

Covington & Burling LLP
One CityCenter
850 Tenth Street, NW
Washington, D.C. 20001
Email:
Attention:
Notice to the holder of record of any shares of Capital Stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

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Unless otherwise specified herein, such notices or other communications shall be deemed effective (x) on the date received, if personally delivered, (y) on the date received if delivered by email on a business day, or if not delivered on a business day, on the first business day thereafter, and (z) two business days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.
6.3 Binding Effect, Etc. This Agreement constitutes the entire agreement of the parties with respect to the subject matter, supersedes in its entirety all prior or contemporaneous oral or written agreements or discussions with respect to its subject matter and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Other than to a Permitted Transferee, none of the parties hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.
6.4 Descriptive Heading. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.
6.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.
6.6 Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.
6.7 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the parties hereto covenant, agree and acknowledge that no recourse under this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Stockholder or of any Affiliate thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, general or limited partner or member of any Stockholder or any Affiliate thereof, as such, for any obligation of such Stockholder under this Agreement.
6.8 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
6.9 Specific Performance. The parties hereto shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each party hereto shall be entitled to specific performance of the obligations of the other party hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.
6.10 Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
6.11 Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not

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prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.2 hereof is reasonably calculated to give actual notice.
6.12 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 6.12 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. EITHER PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6.12 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
6.13 Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by the other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.
* * * * *

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IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholders Agreement on the day and year first written above.

LOANDEPOT, INC.

By:	/s/ Patrick Flanagan
Name:	Patrick Flanagan
Its:	Chief Financial Officer

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PARTHENON INVESTORS III, L.P.

By:	PCap Partners III, LLC, its General Partner

By:	PCap III, LLC, its Managing Member

By:	PCP Managers, LLC, its Managing Member

By:	/s/ Joseph Taveira
Name:	Joseph Taveira
Title:	Chief Financial Officer

PCAP ASSOCIATES

By:	PCap Partners III, LLC, its General Partner

By:	PCap III, LLC, its Managing Member

By:	PCP Managers, LLC, its Managing Member

By:	/s/ Joseph Taveira
Name:	Joseph Taveira
Title:	Chief Financial Officer

PARTHENON CAPITAL PARTNERS FUND, L.P.

By:	PCP Managers, LLC, its General Partner

By:	/s/ Joseph Taveira
Name:	Joseph Taveira
Title:	Chief Financial Officer

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PARTHENON INVESTORS IV, L.P.

By:	PCP Partners IV, L.P., its General Partner

By:	PCP Managers, LP, its Managing Member

By:	PCP Managers GP, LLC, its General Partner

By:	/s/ Joseph Taveira
Name:	Joseph Taveira
Title:	Chief Financial Officer
PARTHENON CAPITAL PARTNERS FUND II, L.P.

By:	PCP Managers, LP, its General Partner

By:	PCP Managers GP, LLC, its General Partner

By:	/s/ Joseph Taveira
Name:	Joseph Taveira
Title:	Chief Financial Officer

PCP MANAGERS, L.P.

By:	PCP Managers GP, LLC, its General Partner

By:	/s/ Joseph Taveira
Name:	Joseph Taveira
Title:	Chief Financial Officer

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THE JLSSAA TRUST, ESTABLISHED SEPTEMBER 4, 2014

By:	/s/Anthony Hsieh
Name:	Anthony Hsieh
Its:	Trustee

JLSA, LLC

By:	/s/Anthony Hsieh
Name:	Anthony Hsieh
Its:	Trustee

TRILOGY MORTGAGE HOLDINGS, INC.

By:	/s/Anthony Hsieh
Name:	Anthony Hsieh
Its:	Manager

TRILOGY MANAGEMENT INVESTORS SIX, LLC

By:	/s/Anthony Hsieh
Name:	Anthony Hsieh
Its:	Manager

TRILOGY MANAGEMENT INVESTORS SEVEN, LLC

By:	/s/Anthony Hsieh
Name:	Anthony Hsieh
Its:	Manager

TRILOGY MANAGEMENT INVESTORS EIGHT, LLC

By:	/s/Anthony Hsieh
Name:	Anthony Hsieh
Its:	Manager

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ANNEX A
JOINDER AGREEMENT TO
AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
This Joinder Agreement (this “Joinder Agreement”) is made by the undersigned (the “Joining Party”) in accordance with that certain Amended and Restated Stockholders Agreement, dated as of April [__], 2022, by and among loanDepot, Inc., a Delaware corporation (the “Company”) and the stockholders party thereto (as may be amended, the “Stockholders Agreement”), in favor of and for the benefit of the Company and such stockholders. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Stockholders Agreement.
The Joining Party hereby acknowledges, agrees and confirms that, by his, her or its execution of this Joinder Agreement, the Joining Party will be deemed to be a party to the Stockholders Agreement and shall have all of the obligations under the Stockholders Agreement as a Parthenon Stockholder or Hsieh Stockholder, as applicable, as if he, she or it had been an original signatory to the Stockholders Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders Agreement.
IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:	Name:

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